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Exhibit 4.6

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [*****] indicates that information has been redacted.

2021 AMENDMENT No. 1

TO GLOBAL MASTER SERVICES AGREEMENT AND TO SUPPLY AGREEMENT

This amendment (“2021 Amendment No. 1”) to the Global Master Services Agreement dated 1 January 2015 (“MSA”) and the Supply Agreement dated 1 January 2016 (“Supply Agreement”), each as amended by amendment agreements effective as of 23 December 2015, 8 March 2016, 3 May 2017, 2 July 2018, 19 July 2018, 15 July 2019 and 10 December 2019 (the “Amendment Agreements”), and side letters dated 7 June 2016, 24 November 2016, 9 August 2017, 24 August 2017, 8 September 2017, 2 July 2018, 19 December 2018, 29 May 2019 and 18 January 2019 (the “Side Letters”), is entered into as of 17 March 2021 by and between:

(1)	TAKEDA PHARMACEUTICALS INTERNATIONAL AG, a Swiss limited liability company having its registered office at Thurgauerstrasse 130, 8152 Glattpark, Switzerland (“Takeda International”);
(2)	SHIRE PHARMACEUTICALS IRELAND LTD, an Irish limited liability company having its registered office at Block 2 & 3 Miesian Plaza, 50 -58 Baggot Street Lower, Dublin 2, Ireland (“SPIL”); and
(3)	CENTOGENE GMBH, a German limited liability company having its registered office at Am Strande 7, 18055 Rostock, Germany (“Centogene”).

PREAMBLE

(A)

Under the MSA, Centogene agreed to provide certain diagnostic testing services relating to dried-blood-spot cards for the purpose of identifying patients suffering from lysosomal storage disorders and other rare diseases to Shire and its affiliates.

(B)

Under the Supply Agreement, Centogene agreed to (i) develop, manufacture and supply DBS test kits for use in certain required countries on the basis of Centogene’s existing DBS test kits, (ii) manufacture new DBS test kits and (iii) supply SPIL and its affiliates with new DBS test kits.

(C)	On 8 January 2019, Takeda Pharmaceutical Company Limited acquired Shire plc.
(D)	On 1 October 2020, the MSA (as amended by the Amendment Agreements and Side Letters) was novated by Shire International GmbH to Takeda International.
(E)	On 29 June 2020, Centogene AG became Centogene GmbH.
(F)	Takeda International, SPIL and Centogene now wish to extend the term of the MSA and Supply Agreement until 31 March 2022 (with Takeda International having the

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option to further extend the term until 31 March 2023), and to amend certain financial and other aspects of their cooperation going forward.

NOW, THEREFORE, Takeda International, Centogene and SPIL, intending to be legally bound, hereby agree to amend the MSA and Supply Agreement (as amended by the Amendment Agreements and Side Letters) as follows:

1	DEFINITIONS

In this 2021 Amendment No. 1, any capitalized terms shall have the meaning set forth in the MSA or the Supply Agreement (as amended by the Amendment Agreements and Side Letters), unless a term is specifically defined under this 2021 Amendment No. 1.

2	AMENDMENTS TO msa
2.1	Takeda International and Centogene agree to amend Section 1 of the MSA to delete the definition of “Samples” and replace it with the following:

“Samples”  shall mean blood samples of Patients in the Territory in the form of validly completed Test Kits or full blood samples submitted to Centogene by Physicians for the purposes of carrying out Diagnostic Tests.

2.2	Takeda International and Centogene agree to amend Section 3.6 of the MSA with respect to the last three calendar quarters of 2021 and the first calendar quarter of 2022 as follows:

Subject to the below, Takeda International shall make the following payments to Centogene for the performance of Diagnostic Tests for Morbus Fabry, Morbus Gaucher, Morbus Hunter, MPS1, MPS2, MPS3, MPS4, MPS6 and MPS7 in the last three calendar quarters of 2021 and first calendar quarter of 2022 respectively (the “[*****] Fee”):

Q2-Q4 2021:	€[*****] ([*****] Euro)
Q1 2022:	€[*****] ([*****] Euro)

With respect to the last three calendar quarters of 2021 and first calendar quarter of 2022, the [*****] Fee shall include all costs and charges incurred by Centogene with respect to diagnostic testing under the MSA (as amended and supplemented by the Amendment Agreements and Side Letters). Centogene hereby expressly waives any additional payment claims under the MSA, including without limitation:

(i)	all Excess Diagnostic Tests or other charges for additional diagnostic tests under Section 3.6(c);
(ii)	all Additional Processing Fees under Section 3.2(a) and 3.6(d);
(iii)	manual processing fees for processing whole blood (EDTA) samples from:

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(a)	[*****], under Section 2.1 of the Side Letter dated 24 August 2017; and
(b)	Serbia, under Section 2.1 of the Side Letter dated 29 May 2019.
(iv)	all Quality Validation Testing Fees under Section 2(a) of the Side Letter dated 2 July 2018;
(v)	all shipment and importation costs, duties and licensing fees, including costs of managing importation licences; and
(vi)	all costs relating to hospital testing in [*****] pursuant to Side Letters dated 7 June 2016, 9 August 2017 and 18 January 2019.

The [*****] Fee shall be invoiced by Centogene on a pro rata monthly basis in advance on the first Business Day of each calendar month i.e. €[*****] per month. Takeda International shall make payment within ninety (90) calendar days of receipt of Centogene’s invoice.

Notwithstanding the concept of the [*****] Fee, in the quarter following the period of 1 April 2021 to 31 March 2022 (the “Extension Term”) Centogene will perform a reconciliation to determine whether during the Extension Term Centogene processed in accordance with the terms of the MSA:

(1)

more than [*****]% of the Base Forecast (i.e. more than [*****] Samples), in which case Takeda will make an additional payment to Centogene within ninety (90) calendar days of receipt of Centogene’s invoice for an amount equal to the excess number of Samples processed over and above the Base Forecast, multiplied by the Sample Test Cost less [*****]%.

Eg. If the number of Samples processed by Centogene over the Extension Term is [*****], the additional payment value would be [*****] * EUR [*****] = EUR [*****].

(2)

less than [*****]% of the Base Forecasts (i.e. less than [*****] Samples), in which case Centogene will make a payment to Takeda International within ninety (90) calendar days of receipt of Takeda International’s invoice, for an amount equal to the shortfall in the number of Samples processed with reference to the Base Forecast, multiplied by the Sample Test Cost less [*****]%.

Eg. If the number of Samples processed over the Extension Term is [*****], the reconciliation value owed to Takeda would be ([*****]) * EUR [*****] = EUR [*****]

Each individual Sample shall only be counted once for the purpose of the above reconciliation, except for cases where multiple disease orders have been placed

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on one Sample.  For example, if one Sample is sent in with a request to test for [*****], it should be counted twice.  Similarly, if a different disease test request comes in on a previously analyzed sample, it should also be counted as another Sample for the purposes of reconciliation.

For the purposes of this Section 3.6:

“Sample Test Cost” shall mean EUR [*****], being the average cost of Diagnostic Tests per Sample; and

“Base Forecast” shall mean [*****] Samples for the Extension Term

If Takeda International wishes Centogene to process any Third Party DBS test kits that have not previously been validated for use in Centogene’s systems, it shall notify Centogene and provide details of the required processing. Centogene shall within ten (10) Business Days after receipt of Takeda International’s notification provide Takeda International with an estimate of the timeframe and cost of validation, such cost not to exceed €[*****].  If Takeda International approves the estimate Centogene shall validate the Third Party DBS test kits within the agreed timeframe and cost.

2.3	Takeda International and Centogene agree to replace Sections 12.1 and 12.2 of the MSA with the following:
12.1	Initial Term. This Agreement shall come into force at the Effective Date and shall remain in full force until 31 March 2022, unless terminated in accordance with Section 12.3 et seq.
12.2

Additional Term. Takeda International shall have the right to extend the Agreement for a period of one (1) additional year by providing at least three (3) months’ prior written notice before the expiry of the initial term.

3	amendments to supply agreement
3.1	SPIL and Centogene agree to replace Section 4.6 of the Supply Agreement with the following:
4.6

Minimum Order. Takeda International agrees to receive and pay a minimum purchase quantity of [*****] Contract DBS Test Kits for each Contract DBS Test Kit per language, provided that Takeda International shall order at least [*****] Contract DBS Test Kits in each single Purchase Order, such Purchase Order to contain [*****] or less language-specific Contract DBS Test Kits; apart from that, no minimum purchase volumes shall exist. Where Takeda International orders otherwise than in accordance with these requirements, the minimum purchase quantity shall be [*****] Contract DBS Test Kits for each Contract DBS Test Kit per language. Centogene will produce Contract DBS Test Kits so as to supply Takeda International with Contract DBS Test Kits as forecasted and bindingly committed under Section 4.4(i).

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3.2	SPIL and Centogene agree to replace paragraph 1 of “Supply” in Exhibit 3 (Prices) of the Supply Agreement with the following:
1.)

Minimum production numbers: [*****] Contract DBS Test Kits for each Contract DBS Kit per language, provided that Takeda International will order at least [*****] Contract DBS Test Kits in a single order, such order to contain [*****] or less language-specific Contract DBS Test Kits.

4	2018 SIDE LETTER
4.1	Takeda International and Centogene agree to further extend the terms of the Side Letter to the MSA on the testing of expired contract DBS Test kits dated 2 July 2018 as amended by the 2019 Amendment No.3 (the “Extended Side Letter”) until 31 March 2022, provided however that Takeda International shall have the right to terminate that Side Letter upon fourteen (14) days prior written notice to Centogene.
4.2	Takeda International and Centogene agree to add the following to Annex 1 of the Extended Side Letter:
10.	Validation documentation showing a) the manual punching process to be equal to the automated punching process, and b) that an Expired Contract DBS Test Kit has no effect on the end analyses.
5	TERMINATION OF ADDITIONAL REPORTING REQUIREMENTS
5.1	Takeda International and Centogene agree to delete the addition to Section 3.4 of the MSA as added under the 2019 Amendment No.2.
5.2	Takeda International and Centogene agree to delete Exhibits 4A, 4B and 5 from the MSA (such Exhibits having been added to the MSA pursuant to the 2019 Amendment No.2).
5.3	Takeda International and Centogene hereby confirm that Section 3.6 of the MSA as amended under the 2019 Amendment No.2 has expired and has no further effect.
6	2020 ROSTOCK AUDIT

Without prejudice to Takeda International’s rights and remedies under the MSA and the Supply Agreement, Centogene agrees to take all necessary steps to initiate CAPAs as applicable for all observations, concerns and/or issues identified in the audit of Centogene’s facilities in Rostock conducted on 10-12 November 2020, and as outlined in the corrective action plan issued to Centogene by the Takeda Global Quality team, by 31 March 2021 and remedy all findings in accordance to the correct action plan.

7	OTHER TERMS

All other terms and conditions as set forth in the MSA and the Supply Agreement (as amended by the Amendment Agreements and Side Letters) shall remain in full force and effect.

[signature page follows]

Execution Version

Date:3/18/2021	Date:3/18/2021
for and on behalf of TAKEDA PHARMACEUTICALS INTERNATIONAL AG	for and on behalf of CENTOGENE GMBH
/s/ Dana Matsuzaki __________________________	/s/ Richard Stoffelen _____________________________
Name:Dana Matsuzaki Title:Finance Head, GPLS	Name:Richard Stoffelen Title:CFO

Date:3/19/2021	Date:3/18/2021
for and on behalf of TAKEDA PHARMACEUTICALS INTERNATIONAL AG	for and on behalf of CENTOGENE GMBH
/s/ Ian Cadillac __________________________	/s/ Jan Boysen _____________________________
Name:Ian Cadillac Title:Vice President	Name:Jan Boysen Title:PPA. Senior Director Legal

Date:3/19/2021
for and on behalf of SHIRE PHARMACEUTICALS IRELAND LTD
/s/ Susan O’Reilly _____________________________
Name:Susan O’Reilly Title:Director